EXHIBIT 99.1

                                  William Tay
                        305 Madison Avenue, Suite 1166
                              New York, NY 10165


March 21, 2007

Stoneleigh Acquisition Corp.
c/o Michael Nguyen
818 SW 3rd Ave, Suite 141
Portland, Oregon 97204

                             LETTER OF RESIGNATION

Dear Sirs:

I hereby resign (to be effective as discussed below) as Director, President, Secretary and Treasurer of Stoneleigh Acquisition Corp., a Delaware corporation (the "Company").

My resignation will be effective immediately following the consummation of the Share Purchase Agreement, dated March 11, 2007, between William Tay and Michael Nguyen.

My resignation is not due to any disagreement with the Company on any matter relating to the Company's operations, policies, practices, or otherwise.

Further, I confirm that I have no claim against the Company whether in respect of remuneration, severance payments, pensions, expenses or compensation for loss of office or in any other respect whatsoever.

Yours faithfully,

/s/ William Tay
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William Tay